EXHIBIT 99.1

        Cirrus Logic Reports Fiscal Q1 2008 Financial Results

  Cirrus Logic Forecasts Sequential Growth for the September Quarter

    AUSTIN, Texas--(BUSINESS WIRE)--July 25, 2007--Cirrus Logic Inc. (Nasdaq:CRUS), a leader in high-precision analog and digital signal processing components, today announced financial results for the first quarter fiscal year 2008, which ended June 30, 2007.

    The company reported first quarter fiscal year 2008 revenue of $41.1 million, compared with $45.2 million during the first quarter of fiscal year 2007. First quarter gross margin was 59.2 percent compared to 60.1 percent for the first quarter of fiscal year 2007. Combined research and development (R&D) and selling, general and administrative (SG&A) expenses for the quarter were $23.9 million. R&D and SG&A expenses included $1.5 million in stock-based compensation expense, as well as $0.5 million in expenses associated with the company's recently concluded stock-option review.

    Total cash and marketable securities at the end of the first fiscal quarter was $277.6 million, compared with $271.7 million at the end of the prior fiscal quarter, an increase of $5.9 million.

    "While June quarter revenue reflects weak demand for older products, I am pleased to see a stronger mix of new customers and new products reflected in our backlog for the September quarter, particularly in portable audio and automotive products," said Jason Rhode, Cirrus Logic president and chief executive officer.

    Outlook for Second Quarter FY 2008 (ending September 29, 2007), including the recently completed Apex Microtechnology acquisition:

    -- Revenue is expected to range between $46 million and $51 million;

    -- Gross margin is expected to be between 58 percent and 60 percent; and

    -- Combined GAAP R&D and SG&A expenses are expected to range between $25 million and $27 million, including share-based compensation expense of approximately $1.6 million.

    Conference Call

    Cirrus Logic management will hold a conference call to discuss the company's results for the first quarter of fiscal year 2008, on July 25, 2007, at 5:00 p.m. EDT. Those wishing to join should call 303-262-2190 (passcode: Cirrus Logic) at approximately 4:50 p.m. EDT. A replay of the conference call will also be available beginning one hour after the completion of the call, until Aug. 1, 2007. To access the recording, call 303-590-3000 (passcode: 11093466#). A live and an archived webcast of the conference call will also be available via the company's Web site at www.cirrus.com.

    Cirrus Logic, Inc.

    Cirrus Logic develops high-precision, analog and mixed-signal integrated circuits for a broad range of consumer and industrial markets. Building on its diverse analog mixed-signal patent portfolio, Cirrus Logic delivers highly optimized products for consumer and commercial audio, automotive entertainment, industrial and aerospace applications. The company operates from headquarters in Austin, Texas, with offices in Tucson, Ariz., Europe, Japan and Asia. More information about Cirrus Logic is available at www.cirrus.com.

    Safe Harbor Statement

    Except for historical information contained herein, the matters set forth in this news release contain forward-looking statements, including our estimates of second quarter fiscal year 2008 revenue, gross margin, combined research and development and selling, general and administrative expense levels, and share-based compensation expense. In some cases, forward-looking statements are identified by words such as we "expect," "anticipate," "target," "project," "believe," "goals," "estimates," and "intend," variations of these types of words and similar expressions are intended to identify these forward-looking statements. In addition, any statements that refer to our plans, expectations, strategies or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the following: our ability to successfully integrate our recent acquisitions into our business; overall conditions in the semiconductor market; our ability to introduce new products on a timely basis and to deliver products that perform as anticipated; risks associated with international sales and international operations; the level of orders and shipments during the second quarter of fiscal year 2008, as well as customer cancellations of orders, or the failure to place orders consistent with forecasts; overall economic pressures; pricing pressures; hardware or software deficiencies; our dependence on subcontractors for assembly, manufacturing, packaging and testing functions; our ability to make continued sufficient investments in research and development; foreign currency fluctuations; the retention of key employees; expenses associated with the Company's stock option investigation, and related on-going litigation and administrative proceedings; and the risk factors listed in our Form 10-K for the year ended March 31, 2007, and in our other filings with the Securities and Exchange Commission, which are available at www.sec.gov. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

    Cirrus Logic and Cirrus are trademarks of Cirrus Logic Inc.

                    Summary financial data follows:



                          CIRRUS LOGIC, INC.
                 CONSOLIDATED CONDENSED BALANCE SHEET
                            (in thousands)
                                     Jun. 30,    Mar. 31,   Jun. 24,
                                       2007        2007       2006
                                    ----------- ---------- -----------
 ASSETS                             (unaudited)            (unaudited)
 Current assets
  Cash and cash equivalents         $    97,566 $   87,960 $   103,053
  Restricted investments                  5,755      5,755       5,755
  Marketable securities                 174,242    178,000     137,123
  Accounts receivable, net               19,428     19,127      21,518
  Inventories                            17,512     16,496      21,391
  Other current assets                   14,138     13,699       5,634
                                    ----------- ---------- -----------
      Total Current Assets              328,641    321,037     294,474

 Long-term marketable securities              -          -       5,972
 Property and equipment, net             10,508     11,407      13,263
 Intangibles, net                        11,246      8,550       2,593
 Goodwill                                 6,461      6,461           -
 Investment in Magnum Semiconductor       3,657      3,657       7,947
 Other assets                             1,900      1,948       3,293
                                    ----------- ---------- -----------
   Total Assets                     $   362,413 $  353,060 $   327,542
                                    =========== ========== ===========

 LIABILITIES AND STOCKHOLDERS'
  EQUITY
 Current liabilities
  Accounts payable                  $    11,643 $   10,434 $    11,943
  Accrued salaries and benefits           6,565      7,816       6,813
  Other accrued liabilities               9,890     10,519       9,704
  Deferred income on shipments to
   distributors                           5,362      4,290       6,199
  Income taxes payable                        6      1,561       1,990
                                    ----------- ---------- -----------
     Total Current Liabilities           33,466     34,620      36,649

 Long-term restructuring accrual          2,995      3,418       4,469
 Other long-term obligations              9,664     10,085       9,536

 Stockholders' equity:
  Capital stock                         932,689    926,900     919,339
  Accumulated deficit                 (615,616)  (621,180)   (641,250)
  Accumulated other comprehensive
   loss                                   (785)      (783)     (1,201)
                                    ----------- ---------- -----------
      Total Stockholders' Equity        316,288    304,937     276,888
                                    ----------- ---------- -----------
          Total Liabilities and
           Stockholders' Equity     $   362,413 $  353,060 $   327,542
                                    =========== ========== ===========

 Prepared in accordance with Generally Accepted Accounting Principles




                          CIRRUS LOGIC, INC.
            CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                             (unaudited)
                (in thousands, except per share data)

                                                Quarter Ended
                                        ------------------------------

                                        Jun. 30,  Mar. 31,   Jun. 24,
                                          2007      2007       2006
                                        --------- --------- ----------

Net revenue                             $  41,124 $  43,647 $   45,181
Cost of sales                              16,759    17,369     18,021
                                        --------- --------- ----------
  Gross Margin                             24,365    26,278     27,160
                                        --------- --------- ----------
  Gross Margin Percentage                   59.2%     60.2%      60.1%

Operating expenses:
  Research and development                 10,913    10,998     11,670
  Selling, general and administrative      12,981    14,797     11,091
  Restructuring and other costs                 -       521          -
  Impairment of goodwill and other
   intangibles                                  -     4,290          -
  Acquired in process R&D                       -         -          -
  License agreement                             -         -          -
                                        --------- --------- ----------
       Total operating expenses            23,894    30,606     22,761
                                        --------- --------- ----------

Income (loss) from operations                 471   (4,328)      4,399

Realized gain on marketable equity
 securities                                     -         -        193
Interest income, net                        3,507     3,412      2,965
Other income (expense), net                    26        71         55
                                        --------- --------- ----------
Income (loss) before income taxes           4,004     (845)      7,612
Provision (benefit) for income taxes           15   (8,124)      (213)
                                        --------- --------- ----------
Net income                              $   3,989 $   7,279 $    7,825
                                        ========= ========= ==========

Basic income per share:                 $    0.05 $    0.08 $     0.09
Diluted income per share:               $    0.04 $    0.08 $     0.09

  Basic weighted average common shares
   outstanding                             88,490    88,076     87,196
  Diluted weighted average common
   shares outstanding                      89,669    89,333     88,759

 Prepared in accordance with Generally Accepted Accounting Principles

    CONTACT: Cirrus Logic, Inc., Austin
             Thurman K. Case, 512-851-4125
             Chief Financial Officer
             InvestorRelations@cirrus.com